Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

COINSTAR INTERNATIONAL, INC.

ARTICLE 1. NAME

The name of this corporation is Coinstar International, Inc.

ARTICLE 2. REGISTERED OFFICE AND AGENT

The address of the initial registered office of this corporation is 1013 Center Road, City of Wilmington, County of New Castle, and the name of its initial registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE 3. PURPOSES

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE 4. SHARES

The total authorized stock of the corporation shall consist of 1,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $0.01 per share. Authority is hereby expressly granted to the Board of Directors to fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the corporation.

ARTICLE 5. INCORPORATOR

The name and mailing address of the Incorporator are as follows:

Christopher Pesch
1800 -114th Avenue S.E.
Bellevue, WA 98004

CERTIFICATE OF INCORPORATION	PAGE 1

ARTICLE 6. DIRECTORS

The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify are:

Jens Molbak
1800 -114th Avenue S.E.
Bellevue, WA 98004

Kirk Collamer
1800 -114th Avenue S.E.
Bellevue, WA 98004

Dan Gerrity
1800 -114th Avenue S.E.
Bellevue, WA 98004

Christopher Pesch
1800 -114th Avenue S.E.
Bellevue, WA 98004

ARTICLE 7. BY-LAWS

The Board of Directors shall have the power to adopt, amend or repeal the By-laws for this corporation, subject to the power of the stockholders to amend or repeal such By-laws. The stockholders shall also have the power to adopt, amend or repeal the By-laws for this corporation.

ARTICLE 8. ELECTION OF DIRECTORS

Written ballots are not required in the election of Directors.

ARTICLE 9. PREEMPTIVE RIGHTS

Preemptive rights shall not exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

CERTIFICATE OF INCORPORATION	PAGE 2

ARTICLE 10. CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 11. AMENDMENTS TO CERTIFICATE OF INCORPORATION

This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

ARTICLE 12. LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this Article 12 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE 13. ACTION BY STOCKHOLDERS WITHOUT A MEETING

Any action which could be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken is signed by the holders of a majority of the outstanding shares of stock entitled to be voted with respect to the subject matter thereof.

ARTICLE 14. BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The corporation expressly elects not to be governed by Section 203(a) of Title 8 of the Delaware General Corporation Law.

CERTIFICATE OF INCORPORATION	PAGE 3

I, Christopher Pesch, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly I have hereunto set my hand this 11th day of March, 1998.

/s/ Christopher Pesch
Christopher Pesch, Incorporator

CERTIFICATE OF INCORPORATION	PAGE 4

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

OF THE

CLASS A PREFERRED STOCK

OF

COINSTAR INTERNATIONAL, INC.

Pursuant to Section 151 of the General Corporation Law

of the State of Delaware

THE UNDERSIGNED, the Secretary of Coinstar International, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certify as follows:

FIRST: The Certificate of Incorporation of the Corporation, as currently in effect, authorizes the Corporation to issue 1,000,000 shares of common stock having a par value of $0.01 per share and 1,000,000 shares of preferred stock having a par value of $0.01 per share. Pursuant to authority expressly reserved in ARTICLE 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the “Board”) may fix by resolution or resolutions any of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions which are permitted by Delaware General Corporation Law in respect of any class or classes of stock or any series of any class of stock of the corporation.

SECOND: Acting pursuant to the authority expressly reserved in ARTICLE 4 of the Certificate of Incorporation, the Board has duly adopted the following resolution:

RESOLVED, that the Board does hereby provide for the issue of a class of Preferred Stock and does hereby establish and fix and herein state and express the designations and the powers, preferences and rights, and the qualifications, limitations, and restrictions of such class of Preferred Stock as follows:

1. Designation. There shall be a class of preferred stock that shall be designated as “Class A Preferred Stock” (the “Class A Preferred Stock”) and the number of shares constituting such class shall be 10,000. The powers, preferences, rights, limitations, and restrictions of the Class A Preferred Stock shall be as set forth herein.

2. Ranking. The Class A Preferred Stock shall rank, with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up of this corporation, senior to the common stock.

3. Dividends. Shares of Class A Preferred Stock shall receive noncumulative dividends up to 6.0% of the original issue price of $1,000 per outstanding share per annum when and as declared by the Board of Directors of this corporation. Dividends shall be declared and paid solely at the discretion of the Board of Directors out of funds legally available for payment thereof and the payment of dividends shall be paid prior to the payment of dividends to holders of common stock, if any.

4. Voting Rights. Holders of Class A Preferred Stock will have no voting rights except as required by law.

5. Conversion. Class A Preferred Stock is not convertible.

6. Liquidation Rights. In the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, the holders of Class A Preferred Stock are entitled to receive out of assets of this corporation available for distribution to stockholders, before any distribution of assets is made to holders of common stock, liquidating distributions in the amount of $1,020 per share plus any declared but unpaid dividends. After payment in full of the liquidating distribution set forth in the preceding sentence, the holders of the Class A Preferred Stock will not be entitled to any further participation in any distribution of assets by this corporation. If upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation, the amounts payable with respect to shares of the Class A Preferred Stock are not paid in full, then the holders of shares of the Class A Preferred Stock shall share equally and ratably in any distribution of this corporation’s assets in proportion to the full distributable amounts to which each such holder is entitled.

THIRD: The resolution set forth above applies to 10,000 shares of the authorized and unissued preferred stock of the Corporation which shall hereinafter be referred to as Class A Preferred Stock.

FOURTH: The resolution set forth above has not been amended, modified or superceded and is in full force and effect at the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 7th day of May, 2015.

/s/ Donald R. Rench
Donald R. Rench, Secretary